REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of May 29, 1998, by and among EUROGAS, INC., a Utah corporation (the "Company"), and THOMSON KERNAGHAN & CO., LTD on behalf of Dominion Capital Fund, Ltd, Sovereign Partners Limited Partnership and Canadian Advantage Limited Partnership (the "Subscriber").

                              W I T N E S S E T H

     WHEREAS, pursuant to the Subscription Agreement (the "Subscription Agreement"), by and among the Company and the Subscriber, the Company has agreed to sell and the Subscriber has agreed to purchase an aggregate of 30,000 Series B, Convertible Preferred Shares (the "Shares"), at $1,000 per Share, of the Company convertible into shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock"); and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Subscriber's entering into the Subscription Agreement, the Company has agreed to provide the Subscriber with certain registration rights with respect to the Common Stock;

     NOW THEREFORE, in consideration of the mutual promises, representation, warranties, covenants and conditions set forth in the Subscription Agreement and this Registration Rights Agreement, the Company and the Subscriber agree as follows:

     1. Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

     "Closing Date" shall mean the date the funds necessary to purchase the Shares were received by the Company.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Company's Common Stock, $.0001 par value per share.

     "Registrable Shares" shall mean any Common Stock of the Company issued or issuable in respect of the Shares whether on conversion of the Shares or as payment of a dividend, including Common Stock issued on a stock split, stock dividend, recapitalization or similar event; provided, however, that shares of Common Stock or other securities shall no longer be treated as Registrable Shares if (a) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (b) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale or (c) they are available for sale under Rule 144 or otherwise, in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933 so that no transfer restrictions or restrictive legends will appear upon the Common Stock certificates following the consummation of such sale.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933 and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement. Said registration shall include all amendments, post-effective amendments and supplements to any such registration statement as may be necessary under the Act and the regulations of the Commission to keep such registration effective with respect to the Registrable Shares until Subscriber
has converted all the Shares or until May   , 2000, whichever shall occur first.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, 2(b) and the reasonable expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Reserved Shares" shall mean the shares of Common Stock issuable upon conversion of the Shares that have been duly and validly reserved for issuance, and upon issuance which shall be duly and validly issued, fully paid, and non-assessable.

      "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares.

     2.   Registration.

     (a) Mandatory Registration. The Company shall prepare and file with the SEC, no later than thirty (30) days after the Closing Date, a Registration Statement on Form S-1 (or any other available form), covering a sufficient number of shares of Common Stock for the Subscriber but in no event less than 10,000,000 shares of Common Stock into which the $30,000,000 of Shares in the total offering would be convertible. Such Registration Statement shall state that, in accordance with the Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from Stock splits, or stock dividends. If at any time the number of shares of Common Stock into which the Shares may be converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of written notice from any Subscriber, either (i) amend the Registration Statement filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Shares may be converted, or (ii) if such Registration Statement has been declared effective by the Commission at that time, file with the SEC an additional Registration Statement on Form S-1 (or any other available form), to register the shares of Common Stock into which the Shares may be converted that exceed the aggregate number of shares of Common Stock already registered. The Company shall notify the Subscriber by facsimile transmission, within five (5) business days of notification from the Commission, that the Registration Statement has been declared effective. In addition to the Registrable Shares, the Registration Statement may also include up to 400,000 Shares of Common Stock to be sold by others and, subject to a limitation that no more than 150,000 of such shares can be sold in any month, any shares of common stock issued or issuable on the exercise of outstanding warrants, options, or similar rights.

     (b) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Subscribers acting by majority in interest of the Registrable Shares subject to such underwritten offering shall have the right to select one legal counsel to represent their interests, and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Subscriber(s) who hold the Registrable Shares to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(b) (other than fees and expenses relating to registration of Registrable Shares under federal or state securities laws, which are payable by the Company pursuant to Section 5 hereof) with respect to their Registrable Shares and the fees and expenses of such legal counsel so selected by the Subscriber.

     (c)  Certain Fees.   The Company shall pay cash liquidated damages of 1.0%
of the principal amount of the Shares for the initial 30 day period and 2.0% of the principal amount of the Shares for each subsequent 30 day period or portion thereof after which the following obligations of the Company remain unsatisfied:

     (i) if the registration ceases to remain effective during the "Registration Period" as defined in Section 3(a);

     (ii) if the registration is not declared effective within ninety (90) days after the Closing Date; and

     (iii) if the Registration Statement is not filed within thirty (30) days following the Closing Date.

The above damages shall continue until the obligation is fulfilled, subject to a maximum of 12 months and shall be paid within 5 business days after each 30 day period. Failure of the Company to make payment within said 5 business days shall be considered a default. The Company acknowledges that its failure to meet any of its obligations under either Section 2(c) (i) or (ii) of this Agreement will cause the Subscriber to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement and the Subscription Agreement.

     3.   Obligation of the Company.    In connection with the registration of
the Registrable Shares, the Company shall do each of the following:

     (a) Prepare promptly, and file with the SEC within thirty (30) days of the Closing Date, a Registration Statement with respect to not less than the number of Registrable Shares provided in Section 2(a), above, and thereafter use its best efforts to cause each Registration Statement relating to Registrable Shares to become effective the earlier of (i) five business days after notice from the Securities and Exchange Commission that the Registration Statement may be declared effective, or (b) ninety (90) days after the Closing Date, and keep the
Registration Statement effective at all times until the earliest of (i) May   ,
2000 or (ii) the date the Subscriber no longer owns any of the Registrable Shares (items (i) and (ii) cumulatively being referred to as the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

     (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Act with respect to the disposition of all Registrable Shares of the Company covered by the Registration Statement until such time as all of such Registrable Shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

     (c) Furnish to each Subscriber whose Registrable Shares are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus and all amendments and supplements thereto and such other documents, as the Subscriber may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Subscriber;

     (d) Use reasonable efforts to (i) register and qualify the Registrable Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Subscriber(s) who hold a majority in interest of the Registrable Shares being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and
(iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions: provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

     (e) As promptly as practicable after becoming aware of such event, notify each Subscriber of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and uses its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Subscriber as such Subscriber may reasonably request;

     (f) As promptly as practicable after becoming aware of such event, notify each Subscriber who holds Registrable Shares being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

     (g) Use its commercially reasonable efforts, if eligible, either to (i) cause all the Registrable Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Shares is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Shares covered by the Registration Statement on the National Association of Securities Dealers Automated Quotations System
("NASDAQ")   within the meaning of Rule 11Aa2-1 of the SEC under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Shares on the NASDAQ National Market System; or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or
(ii), the Company is unsuccessful in doing so, to secure NASD authorization and quotation for such Registrable Shares on either the SmallCap Market or the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Shares;

     (h) Provide a transfer agent for the Registrable Shares not later than the effective date of the Registration Statement;

     (i) Cooperate with the Subscribers who hold Registrable Shares being offered to facilitate the timely preparation and delivery of certificates for the Registrable Shares to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Shares to be in such denominations or amounts as the Subscribers may reasonably request and registrated in such names as the Subscribers may request; and, within five (5) business days after a Registration Statement which includes Registrable Shares is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Shares (with copies to the Subscribers whose Registrable Shares are included in such Registration Statement) an appropriate instruction and opinion of such counsel, if required; and

     (j) Take all other reasonable actions necessary to expedite and facilitate the sale by the Subscriber of the Registrable Shares pursuant to the Registration Statement.

The Company shall use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file amendments, post-effective amendments, and supplements, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and the Regulations of the Commission) as may be so requested and as would permit or facilitate the sale and distribution of all or such Registrable Shares as are specified in such request.

     4.   Expenses of Registration.   The Company shall bear all Registration
Expenses incurred in connection with any registration, qualification or compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be born by the Subscriber.

     5.   Registration Procedures.   The Company shall advise the Subscriber of
the initiation of a registration under the Agreement and as to the completion thereof. At its expense the Company will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act and the Regulations of the Commission with respect to the disposition of securities covered by such registration statement.

     6.   Indemnification.

          (a) The Company will indemnify and hold harmless the Subscriber, each of its stockholders, executives, employees, representatives, affiliates, officers, directors and partners, and each person controlling the Subscriber, with respect to which registration has been effected pursuant to this Agreement against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and will reimburse the Subscriber, each of its stockholders, executives, employees, representatives, affiliates, officers, directors and partners, and each person controlling the Subscriber for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained in this Section 6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such Settlement is effected without the consent of the Company, and provided further that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Subscriber and stated to be specifically for use in the registration statement filed pursuant to this Agreement. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue prospectus, such indemnity agreement shall not inure to the benefit of the foregoing indemnified parties if copies of a final prospectus correcting the misstatement, or alleged misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

          (b) The Subscriber will indemnify the Company, each of its stockholders, executives, employers, representatives, affiliates, directors, officers and each person who controls the Company within the meaning of the Act and the rules and regulations thereunder against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such registration or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation of the Act or any rule of regulation thereunder applicable to the Company and will reimburse the Company, and its stockholders, executives, employers, representatives, affiliates, directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission or alleged omission) relating to such holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Subscriber and stated to be specifically for use therein; provided, however, that the obligations of the Subscriber shall be limited to an amount equal to the proceeds to the Subscriber

          (c) Each party entitled to indemnification under this Section 6 (an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party, (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such indemnified party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless, and only to the extent that such failure adversely affects the rights or obligations of the Indemnifying party. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     7. Information by Holder of Registrable Shares. The Subscriber shall at all times cooperate with the Company including furnishing to the Company such information regarding the Subscriber and the distribution proposed by such holder of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement. If there is a delay in the filing or effectiveness of the Registration Statement as a result of the Subscribers' failure to cooperate with the Company, the damages set forth in Section 2(c) shall not apply for the period of delay caused by such failure to cooperate. The Company however, shall give Subscriber at least 5 business days notice of its request for cooperation.

     8. Transfers or Assignments of Registration Rights. The Subscriber's rights under this Agreement to cause the Company to register the Registrable Shares may be transferred or assigned by the Subscriber only to affiliates of the Subscriber or to a purchaser of the Shares, or any portion of the Shares, in the principal amount of at least $50,000 or at least 50 Shares and such assignment shall only be effective upon delivery of written notice of such assignment to the Company within thirty (30) days of the assignment. Upon such assignment the assignee shall have all the rights and obligations of the Subscriber hereunder.

     9.   Miscellaneous.

     9.1  Governing Law.   This agreement shall be governed by and construed in
accordance with the laws of the State of Utah without giving effect to conflict of laws principles.

     9.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     9.3  Entire Agreement.     This Agreement constitutes the full and entire
understanding and agreement between the parties with regard to the subject matter hereof.

     9.4  Notices, etc.   All notices and other communications required or
permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to the Subscriber, at the address listed in the Subscription Agreement or at such other address as the Subscriber shall have furnished to the Company in writing, or (b) if to the Company, at its executive offices, or at such other address as the Company shall have furnished to the Subscriber in writing.

     9.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiesce therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.6  Counterparts.   This agreement may be executed in any number of
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. An executed facsimile counterpart of this Agreement shall be effective as an original.

     9.7  Severability.   In the case any provision of this agreement shall be
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.8  Amendments.    This provision of this Agreement may be amended at any
time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the owners of all of the Registrable Shares as of the date of such amendment or waiver.

     9.9  Termination or Registration Rights.  This Agreement shall terminate
at the earlier of May   , 2000, or such time as there ceases to be any
outstanding Registrable Shares as defined herein.

     The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

                              EUROGAS, INC.


                              By:
ATTEST:



Secretary



SUBSCRIBER



/s/ Mark Valentine

THOMSON KERNAGHAN & CO., LTD.
By:  Mark Valentine
Title:  VP & Director